UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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Ramco-Gershenson Properties Trust

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Equity One, Inc.

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The following press release was issued by Equity One, Inc. on April 9, 2009:

Equity One, Inc. 1600 NE Miami Gardens Drive North Miami Beach, FL 33179	Contacts: Sard Verbinnen & Co David Reno or Kathryn Kranhold 212-687-8080
EQUITY ONE TO SEEK REPRESENTATION
ON RAMCO-GERSHENSON’S BOARD
NORTH MIAMI BEACH, FL — April 9, 2009 — Equity One, Inc. (NYSE: EQY), an owner, developer and operator of shopping centers, announced today that it gave notice to Ramco-Gershenson Properties Trust (NYSE:RPT) (“RPT”) of its intention to nominate two independent candidates for election to RPT’s board of trustees at RPT’s 2009 annual meeting of shareholders. Based on current SEC filings, Equity One is RPT’s largest unaffiliated shareholder, owning approximately 9.6% of RPT’s outstanding common shares of beneficial interest.
At the 2009 annual meeting, which is required to be held in June in accordance with RPT’s bylaws, two Class III trustees will be elected to serve a three-year term on RPT’s board of trustees, expiring in 2012. Equity One’s nominees are David J. Nettina, a veteran senior executive in the REIT industry formerly with American Financial Realty Trust and SL Green Realty Corp., and Matthew L. Ostrower, a veteran REIT analyst formerly with Morgan Stanley. Equity One has no previous business relationship with either Mr. Nettina or Mr. Ostrower. Equity One believes that both Mr. Nettina and Mr. Ostrower are “independent” of RPT under applicable New York Stock Exchange standards.
“We believe that electing our two independent director nominees is the best way for RPT shareholders to help ensure an optimal result from RPT’s recently announced review of strategic alternatives,” said Jeff Olson, CEO of Equity One. “Our highly qualified nominees are committed to working collaboratively with RPT’s board of trustees and management for the benefit of all RPT shareholders. If elected, we believe our nominees will improve substantially RPT’s ability to navigate through the current economic environment. Additionally, our nominees will consider seriously any value creation opportunity from a possible business combination with a qualified partner, including Equity One.”
Equity One expects to shortly file a preliminary proxy statement with the Securities and Exchange Commission (“SEC”) and, upon clearance by the SEC, distribute definitive copies of the proxy statement and proxy cards to RPT shareholders.
Biographical information for each of the nominees follows:
David J. Nettina, 56, was a senior executive with American Financial Realty Trust, a publicly-traded real estate investment trust, from March 2005 to April 2008, serving most recently as its president and chief financial officer where he managed the strategic alternative process that ultimately led to a successful sale of the company to Gramercy Capital Corp. in a deteriorating market in April 2008. From September 2002 to January 2005, Mr. Nettina served as an adjunct professor of finance at Siena College. From 1997 to

2001, Mr. Nettina was an executive officer, most recently the president and chief operating officer, of SL Green Realty Corp., a publicly-traded real estate investment trust, which owns and operates a portfolio of office properties in New York City. Prior to SL Green, Mr. Nettina held various executive management positions for more than 10 years with The Pyramid Companies, including positions as the chief financial officer and as a development partner. Mr. Nettina is currently the president and co-chief executive officer of Career Management, LLC, an emerging technology company, and is a principal of Briarwood Capital Group, LLC, which he founded in July 2001 to manage his family investment activities. Mr. Nettina received a B.S. in 1974 and a Masters of Business Administration in 1976 from Canisius College. He is also a member of the National Association of Corporate Directors.
Matthew L. Ostrower, 38, was a member of Morgan Stanley’s Equity Research department from July of 2000 until April of 2008, serving as a Vice President, Executive Director and, most recently, a Managing Director. He was responsible for coverage of retail real estate investment trusts (REITs), publishing research opinions and investment recommendations from 2000 until 2006, when he assumed leadership of the REIT research group and initiated coverage for a wider range of companies. Mr. Ostrower left Morgan Stanley in 2008 to pursue opportunities in the commercial real estate industry. Mr. Ostrower has a Masters of Science in Real Estate and a Masters in City Planning from the Massachusetts Institute of Technology and a B.A. from Tufts University. He is also a chartered financial analyst.
ADDITIONAL INFORMATION
In connection with RPT’s 2009 annual meeting of shareholders, Equity One expects to file a proxy statement and other materials with the SEC. SHAREHOLDERS OF RPT ARE URGED TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The proxy statement and other documents relating to the solicitation of proxies by Equity One will be available at no charge on the SEC’s website at http://www.sec.gov. In addition, Equity One will provide copies of the proxy statement and other relevant documents without charge upon request. Request for copies should be directed to our proxy solicitor, D. F. King & Co., Inc., at 1-800-967-5079.
Equity One and certain of its shareholders, directors and employees, and David J. Nettina and Matthew L. Ostrower (collectively, the “Participants”) are deemed to be participants in the solicitation of proxies with respect to Equity One’s nominees. Information regarding the Participants will be available in the proxy statement when it is filed with the SEC.
ABOUT EQUITY ONE, INC.
As of December 31, 2008, Equity One owned or had interests in 160 properties, consisting of 146 shopping centers comprising approximately 16.0 million square feet, four projects in development/redevelopment, six non-retail properties, and four parcels of land. Additionally, Equity One had joint venture interests in twelve shopping centers and one office building totaling approximately 1.9 million square feet. In addition, Equity One currently has voting control over approximately 74.6% of the outstanding ordinary shares of DIM Vastgoed N.V., a Dutch company that, as of March 31, 2009, owned and operated 21 shopping centers in the southeastern United States comprising approximately 2.6 million square feet.
FORWARD LOOKING STATEMENTS
Certain matters discussed by Equity One in this press release constitute forward-looking statements within the meaning of the federal securities laws. Although Equity One believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that these expectations will be achieved. Factors that could cause actual results to differ materially from current expectations include changes in macro-economic conditions and the demand for retail space in the states in which Equity One owns properties; the continuing financial success of Equity One’s current and prospective tenants; continuing supply constraints in its geographic markets; the availability of properties for acquisition; the success of its efforts to lease up vacant space; the effects of natural and other disasters; the ability of Equity One successfully to integrate the operations and systems of acquired companies and properties; and other risks, which are described in Equity One’s filings with the Securities and Exchange Commission.

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